                       RANDALL'S ISLAND PRACTICE CENTER

                       [WEIL & COMPANY LLP LETTERHEAD]

                         INDEPENDENT AUDITOR'S REPORT

April 18, 1997

American Golf Corporation
Santa Monica, California 90405

We have audited the accompanying balance sheet of Randall's Island Practice Center, a division of American Golf Corporation, as of December 31, 1996, and the related statements of operations, home office equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Randall's Island Practice Center as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Weil & Company LLP

WEIL & COMPANY LLP

                       RANDALL'S ISLAND PRACTICE CENTER
                                BALANCE SHEET
                              DECEMBER 31, 1996

                         ASSETS
-------------------------------------------------------
Current assets:
 Cash                                       $    18,476
 Inventories (note 1)                             4,697
                                          -------------
  Total current assets                           23,173
Property and equipment, net (note 2)          1,687,129
Licensing Fee (note 3)                          160,000
                                          -------------
   Total assets                             $ 1,870,302
                                          =============

                 LIABILITIES AND EQUITY
-------------------------------------------------------
Current liabilities:
 Accounts payable and accrued liabilities   $     6,988
 Payable to Home Office (note 4)                317,123
                                          -------------
  Total current liabilities                     324,111
Payable to Home Office (note 4)                 945,792
                                          -------------
  Total liabilities                           1,269,903
                                          -------------
Home Office equity:
 Contributed capital (note 4)                 3,410,626
 Accumulated deficit                         (2,810,227)
                                          -------------
  Total equity                                  600,399
                                          -------------
  Total liabilities and equity              $ 1,870,302
                                          =============

               See accompanying notes to financial statements.

                       RANDALL'S ISLAND PRACTICE CENTER
                           STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

 Revenue                        $  797,037
                               -----------
Costs and expenses:
 Merchandise and food costs         79,860
 General and administrative        256,098
 Operating expenses                999,265
 Depreciation and amortization     210,198
                               -----------
  Total costs and expenses       1,545,421
                               -----------
Interest expense (note 4)          142,077
                               -----------
  Net loss                      $ (890,461)
                               ===========

               See accompanying notes to financial statements.

                       RANDALL'S ISLAND PRACTICE CENTER
                           STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

 Cash flows from operating activities:
  Net loss                                                              $ (890,461)
  Adjustments to reconcile net income to net cash provided by operating  activities:
    Depreciation and amortization                                          210,198
    Inventories                                                                705
    Accounts payable and accrued liabilities                                (1,170)
                                                                      ------------
     Cash used by operating activities                                    (680,728)
                                                                      ------------
Cash flows used by investing activities--capital expenditures:             (26,077)
                                                                      ------------
Cash flows used by financing activities:
 Contributed capital                                                     1,009,104
 Payments on payable to Home Office                                       (287,065)
                                                                      ------------
   Cash provided by financing activities                                   722,039
                                                                      ------------
Increase in cash                                                            15,234
Cash at beginning of year                                                    3,242
                                                                      ------------
Cash at end of year                                                     $   18,476
                                                                      ============

               See accompanying notes to financial statements.

                       RANDALL'S ISLAND PRACTICE CENTER
                       STATEMENT OF HOME OFFICE EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                CONTRIBUTED   ACCUMULATED      TOTAL
                                  CAPITAL       DEFICIT       EQUITY
                              ------------- -------------- -----------
Balances at December 31, 1995   $2,401,522    $(1,919,766)  $  481,756
 Net loss                               --       (890,461)    (890,461)
 Contributed capital             1,009,104             --    1,009,104
                              ------------- -------------- -----------
Balances at December 31, 1996   $3,410,626    $(2,810,227)  $  600,399
                              ============= ============== ===========

               See accompanying notes to financial statements.

                       RANDALL'S ISLAND PRACTICE CENTER
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Randall's Island Practice Center is a recreational facility managed by American Golf Corporation (Home Office). The Home Office manages and operates a golf driving range, miniature golf course, batting cages, snack bar and pro shop under a lease with the City of New York (Owner).

    (a) Inventories

    Inventories, consisting primarily of golf clubs and apparel, are valued at the lower of cost (first-in, first-out) or market.

    (b) Property and Equipment

    Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold Improvements are depreciated using the straight-line method over the shorter of the lease or the estimated useful life of the asset.

    When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of an asset are capitalized.

    Depreciation expense for the year ended December 31, 1996 was $196,865.

    (c) Statement of Cash Flows

    For purpose of the statements of cash flows, the Home Office considers temporary cash investments purchased with original maturities of three months or less and which are available for use in operations to be cash equivalents. No cash was paid for interest or income taxes in 1996.

    (d) Use of Estimates

    The preparation of financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                            Estimated
                                                            useful lives
                                                            --------------
Golf course and clubhouse equipment              $  555,448 7-15 years
Buildings                                           766,986 15 years
Leasehold improvements                            1,016,265 15 years
                                                -----------
                                                  2,338,669
Less, accumulated depreciation and amortization    (651,570)
                                                -----------
                                                 $1,687,129
                                                ===========

                       RANDALL'S ISLAND PRACTICE CENTER
                        NOTES TO FINANCIAL STATEMENTS

(3) LICENSING FEE

    Upon execution of the license to operate the practice center the Home Office was required to pay the Owner the sum of $200,000 as a licensing fee. This amount was non-refundable after all necessary permits, approvals, and entitlements required by Federal, State, and City laws, rules and regulations to construct the Recreation Facility were obtained. This amount is being amortized on a straight line basis over the life of the lease. Amortization expense for the year ended December 31, 1996 was $13,333.

(4) RELATED PARTY TRANSACTIONS

    Contributed capital at December 31, 1996 represents funding from the Home Office for cash flow deficit.

    The payable to Home Office represents funding from the Home Office for capital improvements at Randall's Island Practice Center. In 1992, the original amount of the loan was $2,154,170. The payable bears interest at 10% and matures in June, 2000. Minimum future principal payments are as follows:

1997    $  317,123
1998       350,330
1999       387,014
2000       208,448
       -----------
        $1,262,915
       ===========

    The amounts allocated to interest expense are eliminated on the Home Office books in consolidation.

(5) LEASE

    The Home Office leased the practice center for a period of 15 years expiring March 1, 2007. The lease provides for minimum annual payments of $500,000 adjusted annually by the Consumer Price Index. In addition to minimum rental payments, the lease requires payment of the excess of percentage of gross revenue over the minimum rental payments, as defined below. Rental expense for the year ended December 31, 1996 was $538,825.

Golf driving range
 first $2 million of gross revenue            40%
 gross revenue in excess of $2 million        45%

Miniature golf                                15%
Batting cages                                 15%
Pro shop merchandise                          10%
Snack bar                                     10%
Lessons                                       10%
Other                                         10%

    Randall's Island Practice Center also leases certain range and office equipment from the Home Office. These leases, when applicable, are accounted for as capital leases on the Home Office books. Randall's Island Practice Center treats all leased equipment from the Home Office as

                       RANDALL'S ISLAND PRACTICE CENTER
                        NOTES TO FINANCIAL STATEMENTS

(5) (CONTINUED)

    operating leases regardless of the treatment on the Home Office books. The commitments for these operating leases are as follows:

December 31, 1997         $ 8,138
December 31, 1998           4,933
December 31, 1999           3,146
December 31, 2000           2,555
December 31, 2001             738
                         --------
Present value of minimum
 lease payments           $19,510
                         ========

(6) INCOME TAX

    The Home Office has elected to be taxed as an S corporation under the Internal Revenue Code of 1986, as amended. Accordingly, corporate income is taxed directly to the shareholders for federal income tax reporting purposes. The Home Office therefore has no provision in its consolidated financial statements for federal income taxes.

(7) SUBSEQUENT EVENT

    The Randall's Island Practice Center was sold in March, 1997.